DISTRIBUTION AGREEMENT

THIS AGREEMENT ("Agreement") is made and effective on March 7, 2006, by and among Addison-Davis Diagnostics, Inc. ("Company") and K&E Logistics & Services and Renco Corp. ("Distributor").

                                    RECITALS

A. Addison-Davis Diagnostics, Inc. currently manufactures and markets drug screening Product(s) and desires to make its Product(s) available to the United States federal government via the General Services Administration
      (GSA) Federal Supply Schedule program to aid in said marketing to governmental agencies.

B. K&E Logistics & Services is a company existing under the laws of the United States of America and the State of Kentucky.

C. Renco Corp is a company existing under the laws of the United States of America and the State of Massachusetts.

D. Renco Corp. and K&E Logistics & Services currently hold a GSA Schedule, GS-07F-5670R valid through February 22, 2010 and subject to renewal.

E. In consideration of the terms herein, Distributors agree to distribute Company's Product(s) to the federal government via GSA Schedule GS-07F-5670R.


Now, therefore In consideration of the terms herein, Distributor agrees to distribute Company's Product(s) to the federal government via GSA Schedule GS-07F-5670R as follows:

1.    Definitions

As used herein, the following terms shall have the meanings set forth below:

A. "Product(s)" shall mean the Company's Product(s) to be sold by Distributor.

B. "Territory" shall mean the particular accounts and entities identified in the following:

            Appendix A. Executive Agencies

            Appendix B. Other eligible users

            Appendix C. International Organizations

            Appendix D. 1122 Program Participants

2.    Appointment

Company hereby appoints Distributor as its exclusive sales distribution channel for the Product(s) in the Territory, and Distributor hereby accepts such appointment. Distributor will work in a timely manner to submit all documents required by the GSA to add Company's Product(s) to its Schedule Distributor's sole authority shall be to solicit and accept orders for the Product(s) in the Territory in accordance with the terms of this Agreement. Distributor shall not have the authority to make any commitments whatsoever on behalf of Company.

3.    General Duties

A.    Distributor

      1. Distributor shall use its best efforts to amend its GSA Schedule to include Company's Product(s) for Company, and activate the awarded amended Schedule with the GSA Advantage online shopping site.

      2. Distributor is to report in a timely manner the status of negotiations with the GSA. Distributor will devote adequate time and effort to perform its obligations.

      3. Distributor shall determine the selling price of the Product(s) in the Territory (not to exceed MSRP).

      4. Distributor will receive orders placed via the GSA Advantage online shopping site, and notify Company of said orders.

      5. Distributor will receive RFQ's via the GSA Advantage e-Buy system and may notify Company of said RFQ's for the purposes of price negotiations.

      6. Distributor will pay Company in a timely manner and according to the terms specified by Company for goods ordered and delivered.

B.    Company

      1. Company shall, at its own expense, promptly provide Distributor with corporate information as required by GSA in the preparation of documents. This shall include all product information (sourcing, options, etc.) and graphics of the Product(s), to be used for the GSA Advantage upload.

      2. Company shall make its Product(s)(s) available to Distributor at its "Most Favored Customer" pricing.

      3. Company shall provide Distributor with freight costs for each order and shall ship all orders from Distributor within 30 days of receiving said orders.

4.    Sale of the Product(s)

A. Prices and Terms of Sale. Company shall provide Distributor with copies of its current price lists, Each order shall be governed by the price(s) set by Distributor, and delivery schedules and terms and conditions applying to Schedule GS-07F-5670R at the time the order is accepted.

B.    Orders. All orders for the Product(s) shall be in writing.

C. Acceptance. All orders obtained by Distributor shall be accepted by Company at its principal office.

D. Invoices. Distributor shall render all invoices directly to the customers and shall send Purchase Orders to Company.

E. Collection. Full responsibility for collection from customers rests with Distributor Inquiries from Outside the Territory. Distributor shall promptly submit to Company, for Company's attention and handling, the originals of all inquiries received by Distributor from customers outside the Territory.

F. Inquiries from Inside the Territory. Company shall promptly submit to Distributor, for Distributor's attention and handling, the originals of all inquiries received by Company from customers inside the Territory.

5.    Product Warranty and Product Availability
      Product Warranty. Any warranty for the Product(s) shall run directly from Company to the qualified end-user of the Product(s) and pursuant to the warranty, the qualified end-user shall return any allegedly defective Product(s) to Distributor. Company shall accept all allegedly defective Product(s) and response according to terms requested by Distributor as to refund, replacement, etc.

A. Product Availability. Under no circumstances shall Company be responsible to Distributor or anyone else for its failure to fill accepted orders, or for its delay in filling accepted orders, when such failure or delay is due to strike, accident, labor trouble, acts of nature, freight embargo, war, civil disturbance, vendor problems or any cause beyond Company's reasonable control.

6.    Conflict of Interest

Distributor warrants to Company that it does not currently represent or promote any lines or Product(s) that compete with the Product(s). During the term of this Agreement, Distributor shall not represent, promote or otherwise try to sell within the Territory any lines or Product(s) that, in Company's judgment, compete with the Product(s) covered by this Agreement. Distributor shall provide Company with a list of the companies and Product(s) that it currently represents.

7.    Independent Contractor

Distributor is an independent contractor, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint ventures, co-owners or otherwise, or (iii) allow Distributor to create or assume any obligation on behalf of Company for any purpose whatsoever. Distributor is not an employee of Company and is not entitled to any employee benefits. Distributor shall be responsible for paying all income taxes and other taxes charged to Distributor on amounts earned hereunder. All financial and other obligations associated with Distributor's business are the sole responsibility of Distributor.

8.    Indemnification

A. Indemnification by Distributor. Distributor shall indemnify and hold Company free and harmless from any and all claims, damages or lawsuits (including reasonable attorneys' fees) arising out of negligence or malfeasant acts of Distributor, its employees or its agents.

B. Indemnification by Company. Company shall indemnify and hold Distributor free and harmless from any and all claims, damages or lawsuits (including reasonable attorneys' fees) caused by Company.

9.    Term and Termination

A. Termination for Cause. If either party defaults in the performance of any material obligation in this Agreement, then the non-defaulting party may give written notice to the defaulting party and if the default is not cured within 15 Business Days following such notice, the Agreement will be terminated.

B. Termination for Insolvency. This Agreement shall terminate, without notice, (i) upon the institution by or against Distributor of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of Distributor's debts, (ii) upon Distributor making an assignment for the benefit of creditors, or (iii) upon initiation of dissolution proceedings of the Distributor.

10.   Confidentiality

Distributor acknowledges that by reason of its relationship to Company hereunder it will have access to certain information and materials concerning Company's business plans, customers, technology, and Product(s) that is confidential and of substantial value to Company, which value would be impaired if such information were disclosed to third parties. Distributor agrees that it shall not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by Company. Company shall advise Distributor whether or not it considers any particular information or materials to be confidential. Distributor shall not publish any technical description of the Product(s) beyond the description published by Company. In the event of termination of this Agreement, there shall be no use or disclosure by Distributor of any confidential information of Company.

11.  Governing Law, Arbitration and Legal Fees

A. This Agreement shall be governed by and construed according to the laws of the State of Kentucky.

B. The parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this Agreement. Any dispute that cannot be resolved amicably shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted in Campbell County, or such other place as may be mutually agreed upon by the parties. Within fifteen (15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two arbitrators so selected shall select a third arbitrator within ten (10) days of their appointment. Each party shall bear its own costs and expenses and an equal share of the arbitrator's expenses and administrative fees of arbitration.

C. The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees.

12.   Entire Agreement

This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes any prior discussions or agreements between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by both parties.

13.   Notices

Any notices required or permitted by this Agreement shall be deemed given if sent by certified mail, postage prepaid, return receipt requested or by recognized overnight delivery service:

If to Company:

         Addison-Davis Diagnostics, Inc.
         ATTN:  Fred De Luca
         143 Triunfo Canyon Road
         Suite 104
         Westlake Village, CA  91361


If to Distributor:

         K&E Logistics & Services
         569 Rossford Avenue
         Fort Thomas, KY 41075


         Renco Corp.
         5 Beaver Dam Road
         Manchester, MA  01944

14.   Non-Assignability and Binding Effect

A mutually agreed consideration for Company's entering into this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by Distributor under its present ownership, and accordingly, Distributor agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

15.   Severability

If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect. 16. Headings Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

16.   Headings

Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.





IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.




  Addison-Davis Diagnostics, Inc.               K&E Logistics & Services
-------------------------------------         ----------------------------------


/s/ Charles Miseroy                           /s/ Kurt Wuerfel
-------------------------------------         ----------------------------------
Signature                                     Signature


-------------------------------------         ----------------------------------
Charles Miseroy                               Kurt Wuerfel


-------------------------------------         ----------------------------------
*Title                                        President

March 7, 2006                                 March 7, 2006
-------------------------------------         ----------------------------------
Date                                          Date







  Renco Corp.
-------------------------------------

/s/ Richard Renehan
-------------------------------------
Signature

-------------------------------------
Richard Renehan

-------------------------------------
President

March 7, 2006
-------------------------------------
Date

                        Appendix A. 1 Executive Agencies
The following have been determined to be "executive agencies," or parts thereof, for the purpose of using GSA sources of supply and services. This list is not all-inclusive; other activities also may be eligible to use GSA sources, and GSA will rule on a case-by-case basis in response to requests received. Listed here are major Federal activities and their subordinate entities about which inquiries have been received.

1.       African Development Foundation
2.       Agency for International Development
3.       Agriculture, Department of
4.       Air Force, Department of
5.       American Battle Monuments Commission
6.       Armed Forces Retirement Home
7.       Army Corp of Engineers
8.       Army, Department of
9.       Bonneville Power Administration
10.      Bureau of Land Management
11.      Central Intelligence Agency
12.      Christopher Columbus Fellowship Foundation
13.      Commerce, Department of
14.      Commission on Civil Rights
15.      Commission on Fine Arts
16.      Commodity Credit Corporation
17.      Commodity Futures Trading Commission
18.      Consumer Product(s) Safety Commission
19.      Corporation for National Community Service
20.      Defense, Department of
21.      Defense agencies and Joint Service Schools
22.      Defense Nuclear Facilities Safety Board
23.      Education, Department of
24.      Energy, Department of
25.      Environmental Protection Agency
26.      Equal Employment Opportunity Commission
27.      Executive Office of the President
28.      Export-Import Bank of U.S.
29.      Farm Credit Administration
30.      Federal Communications Commission
31.      Federal Election Commission
32.      Federal Maritime Commission
33.      Federal Trade Commission
34.      Forest Service, U.S.
35.      General Services Administration
36.      Government National Mortgage Association
37.      Harry S. Truman Scholarship Foundation
38.      Health and Human Services, Department of
39.      Housing and Urban Development, Department of
40.      Institute of Museum and Library Sciences
41.      Interagency Council on the Homeless
42.      Inter-American Foundation
43.      Interior, Department of the
44.      International Boundary and Water Commission, United States Section
45.      Justice, Department of
46.      Kennedy Center
47.      Labor, Department of
48.      Madison, James, Memorial Fellowship Foundation

49.      Merit Systems Protection Board
50.      Morris K. Udall Foundation
51.      National Aeronautics and Space Administration
52.      National Archives and Records Administration
53.      National Credit Union Administration (not individual credit unions)
54.      National Council on the Handicapped
55.      National Endowment for the Arts
56.      National Endowment for the Humanities
57.      National Labor Relations Board
58.      National Science Foundation
59.      National Transportation Safety Board
60.      Navy, Department of
61.      Nuclear Regulatory Commission
62.      Nuclear Waste Technical Review Board
63.      Occupational Safety and Health Review Commission
64.      Office of Federal Housing Enterprise Oversight
65.      Office of Personnel Management
66.      Office of Special Counsel
67.      Panama Canal Commission
68.      Peace Corps
69.      Pension Benefit Guaranty Corporation
70.      Postal Rate Commission
71.      Presidio Trust, the
72.      Railroad Retirement Board
73.      St. Elizabeths Hospital
74.      Securities and Exchange Commission
75.      Selective Service System
76.      Small Business Administration
77.      Smithsonian Institution
78.      State, Department of
79.      Tennessee Valley Authority
80.      Trade and Development Agency
81.      Transportation, Department of
82.      Treasury, Department of
83.      U.S. Arms Control and Disarmament Agency
84.      U.S. Information Agency
85.      U.S. International Development Cooperation Agency
86.      U.S. International Trade Commission
87.      U.S. Postal Service
88.      Veterans Affairs, Department of

                       Appendix B. 1 Other eligible users
The following have been determined to be eligible to use GSA sources of supply and services, in addition to the organizations listed in appendixes A and C. An asterisk indicates that special limitations apply. This list is not all-inclusive; other activities also may be eligible to use GSA sources. GSA will rule upon eligibility on a case-by-case basis in response to requests received.


1.    Administrative Conference of the U.S.
2.    Administrative Office of the U.S. Courts
3.    Advisory Commission on Intergovernmental Relations
4.    Advisory Committee on Federal Pay
5.    American Printing House for the Blind
6.    American Samoa, government of
7.    Architect of the Capitol
8.    Architectural and Transportation Barriers Compliance Board
9.    Bank for Cooperatives
10.   Certain non-appropriated fund activities (generally, not for resale)
11.   Coast Guard Auxiliary (through the U.S. Coast Guard)
12.   Committee for Purchase from the Blind and other Severely Handicapped
13. Contractors and subcontractors - cost reimbursement (as authorized by the applicable agency's contracting official)
14. Contractors and subcontractors - fixed price (security equipment only when so authorized by the applicable agency's contracting official)
15.   Courts, Federal (not court reporters)
16.   Delaware River Basin Commission
17.   District of Columbia, Government of
18.   Farm Credit Banks
19.   Federal Deposit Insurance Corporation
20.   Federal Home Loan Banks
21.   Federal Intermediate Credit Bank
22.   Federal Land Bank
23.   Federal Reserve Board of Governors
24. Firefighters, Non-Federal (as authorized by the Forest Service, U.S. Department of Agriculture)
25.   Gallaudet University
26.   Government Printing Office
27.   Guam, government of
28.   Harry S. Truman Scholarship Foundation
29.   House of Distributors, U.S.
30.   Howard University (including hospital)
31.   Japan-United States Friendship Commission
32.   Land Grant Institutions*
33.   Legal Services Corporation (not its grantees)
34.   Library of Congress
35.   Marine Mammal Commission
36.   Medicare Payment Advisory Commission
37.   National Bank for Cooperatives (CoBank)
38.   National Capital Planning Commission
39.   National Gallery of Art
40.   National Guard Activities (only through U.S. Property and Fiscal Officers)
41.   National Technical Institute for the Deaf
42.   Navajo and Hopi Indian Relocation Commission
43.   Neighborhood Reinvestment Corporation
44.   Northern Mariana Islands, Commonwealth, government of
45.   Senate, U.S.

46.   Stennis, John C., Center for Public Service Training and Development
47.   Susquehanna River Basin Commission
48.   U.S. Institute of Peace
49.   U.S. Distributor, Office of Joint Economic Commission
50.   Virgin Islands, government of (includingVirgin Islands Port Authority)
51.   Washington Metropolitan Area Transit Authority (METRO)


* as cost-reimbursement contractors.

                    Appendix C. 1 International Organizations
The following have been determined to be eligible to use GSA sources of supply and services, in addition to the organizations listed in appendixes A and B. This list is not all-inclusive; other activities may also be eligible to use GSA sources. Also, as stated in par. 7e.(3), certain entities may be eligible to use only specific GSA sources and/or services. GSA will rule upon the eligibility of activities on a case-by-case basis in response to requests received.


1.    African Development Fund
2.    American Red Cross
3.    Asian Development Bank
4.    Caribbean Organization
5.    Counterpart Foundation, Inc.
6.    Customs Cooperation Council
7.    European Space Research Organization
8.    Food and Agriculture Organization of the United Nations
9.    Great Lakes Fishery Commission
10.   Inter-American Defense Board
11.   Inter-American Development Bank
12.   Inter-American Institute of Agriculture Sciences
13.   Inter-American Investment Corporation
14.   Inter-American Statistical Institute
15.   Inter-American Tropical Tuna Commission
16.   Intergovernmental Maritime Consultive Organization
17.   Intergovernmental Committee for European Migration
18.   International Atomic Energy Agency
19.   International Bank of Reconstruction and Development (WORLD BANK)
20.   International Boundary Commission-United States and Canada
21.   International Boundary and Water Commission-United States and Mexico
22.   International Center for Settlement of Investment Disputes
23.   International Civil Aviation Organization
24.   International Coffee Organization
25.   International Cotton Advisory Committee
26.   International Development Association
27.   International Fertilizer Development Center
28.   International Finance Corporation
29.   International Hydrographic Bureau
30.   International Institute for Cotton
31.   International Joint Commission-United States and Canada
32.   International Labor Organization
33.   International Maritime Satellite Organization
34.   International Monetary Fund
35.   International Pacific Halibut Commission
36.   International Pacific Salmon Fisheries Commission-Canada
37.   International Secretariat for Volunteer Services
38.   International Telecommunications Satellite Organization
39.   International Telecommunications Union
40.   International Wheat Council
41.   Lake Ontario Claims Tribunal
42.   Multinational Force and Observers
43.   Multinational Investment Guarantee Agency (MIGA)
44.   North American Treaty Organization (NATO)
45.   Organization of African Unity
46.   Organization of American States

47.   Organization for Economic Cooperation and Development
48.   Pan American Health Organization
49.   Radio Technical Commission for Aeronautics
50.   South Pacific Commission
51.   United International Bureau for the Protection of Intellectual Property
52.   United Nations
53.   United Nations Educational, Scientific, and Cultural Organization
54.   Universal Postal Union
55.   World Health Organization
56.   World Intellectual Property Organization
57.   World Meteorological Organization
58.   World Tourism Organization

                      Appendix D. 1122 Program Participants
The 1122 Program of the FY 1994 National Defense Authorization Act authorizes state and local governments to purchase law enforcement equipment suitable for counter-drug activities through the federal government. The 1122 program allows state and local governments the opportunity to take advantage of the discounts available to the Federal Government due to its large volume purchases.

Each state participating in the 1122 Program designates a State Point of Contact
(SPOC) to administer the state's activities under the program, by validating the counter-drug mission of each procurement request, and ensuring the availability of funds.

Because the Company's Product(s) fall directly in this scope, any and all inquiries or Purchase Orders received by Company from any state or local government entity must be submitted to the Distributor for review as to their 1122 Program eligibility.